Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County Bancorp, Inc.

Manitowoc, Wisconsin

We consent to the incorporation by reference in Registration Statement No. 333-200081 on Form S-1 of County Bancorp, Inc. of our reports, dated March 23, 2016, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of County Bancorp, Inc. for the years ended December 31, 2015 and 2014.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

March 23, 2016